Exhibit 21.1

Subsidiaries of the Registrant

The following are the subsidiaries of the Registrant:

#	Entity	Principal activities	Functional currency	Country
1	Nu 1-B, LLC (“Nu 1-B”)	Holding Company	US$	USA
2	Nu 2-B, LLC (“Nu 2-B”)	Holding Company	US$	USA
3	Nu 3-B, LLC (“Nu 3-B”)	Holding Company	US$	USA
4	Nu 1-A, LLC (“Nu 1-A”)	Holding Company	US$	USA
5	Nu 2-A, LLC (“Nu 2-A”)	Holding Company	US$	USA
6	Nu 3-A, LLC (“Nu 3-A”)	Holding Company	US$	USA
7	Nu Payments, LLC (“Nu Payments”)	Holding Company	US$	USA
8	Nu MX LLC (“Nu MX”)	Holding Company	US$	USA
9	Nu Cayman Ltd (“Nu Cayman”)	Investment company	US$	Cayman
10	Nu Finanztechnologie GmbH (“Nu Finanz”)	Technology E-Hub	EUR	Germany
11	Nu BN México, S.A. de CV (“Nu México”)	Multiple purpose financial company	MXN	México
12	Nu BN Servicios México, S.A. de CV (“Nu Servicios”)	Credit card operations	MXN	México
13	Nu BN Tecnologia, S.A de CV (“Nu Tecnologia”)	Computer consulting service	MXN	México
14	Nu Colombia S.A. (“Nu Colombia”)	Credit card operations	COP	Colombia
15	Nu Argentina S.A. (“Nu Argentina”)	Talent E-Hub	ARS	Argentina
16	Cognitect, Inc. (“Cognitect”)	Technology E-Hub	US$	USA
17	Internet – Fundo de Investimento em Participações Multiestratégia (“Internet FIP”)	Investment company	BRL	Brazil
18	Nu Pagamentos S.A. – Instituição de Pagamentos (“Nu Pagamentos”)	Credit card and prepaid account operations	BRL	Brazil
19	Nu Financeira S.A. – SCFI (“Nu Financeira”)	Loan operations	BRL	Brazil
20	Nu Asset Management Ltda. (“Nu Asset”) – former “Nu Investimentos”	Fund manager	BRL	Brazil
21	Nu Distribuidora de Títulos e Valores Mobiliários Ltda. (“Nu DTVM”)	Securities distribution	BRL	Brazil
22	Nu Produtos Ltda. (“Nu Produtos”)	Insurance commission	BRL	Brazil
23	Nu Participações Financeiras S.A (“Nu Participações Financeiras”) – former “Easynvest Holding Financeira”	Holding Company	BRL	Brazil
24	Nu Invest Corretora de Valores S.A (“Nu Invest”) former “Easynvest TCV”	Investment platform	BRL	Brazil
25	Nu Participações S.A. (“Nu Participações”) – former “Easynvest Participações”	Holding Company	BRL	Brazil
26	Nu Corretora de Seguros Ltda. (“Nu Corretora de Seguros”) – former “Easynvest Corretora”	Insurance commission	BRL	Brazil
27	Easynvest Gestão de Recursos Ltda. (“Easynvest Gestão”)	Fund manager	BRL	Brazil
28	Vérios Gestão de Recursos S.A. (“Vérios”)	Fund manager	BRL	Brazil
29	Nu Plataformas – Intermediação de Negocios e Serviços Ltda (“Nu Plataforma”)	Services platform	BRL	Brazil
30	Nu Tecnologia S.A (“Nu Tecnologia”)	Multiple purpose financial company	UYU	Uruguay
31	Nu México Financiera, S.A. de C.C., - former(“Akala”)	Multiple purpose financial company	MXN	México
32	Nuplat S.A. ("Nuplat")	Talent E-Hub	UYU	Uruguay

33	Spin Pay Serviços de Pagamentos Ltda. ("Spin Pay")	Payment Hub	BRL	Brazil
34	Olivia AI, Inc ("Olivia Inc")	Services platform	US$	USA
35	Olivia AI do Brasil Participações Ltda. ("Olivia Participações")	Services platform	BRL	Brazil
36	Olivia AI do Brasil - Instituição de Pagamento Ltda. ("Olivia IP")	Services platform	BRL	Brazil